 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-268259
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 17, 2022)
5,365,853 Shares of Common Stock

We are offering 5,365,853 shares of our common stock, par value $0.01 per share, directly to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus, at a purchase price equal to $4.10 per share.
Our common stock is traded on The Nasdaq Global Market under the symbol “OMER.” On July 24, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $3.59 per share.
We have engaged D. Boral Capital LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. We have agreed to pay to the Placement Agent the fees set forth in the table below. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

Investing in our common stock involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Purchase price	$4.10	$21,999,997
Placement agent’s fees(1)	$0.246	$1,320,000
Proceeds to Omeros Corp. before expenses	$3.854	$20,679,997

(1)
We have agreed to pay the Placement Agent a fee equal to 6% of the gross proceeds of this offering. See “Plan of Distribution” beginning on page S-11 for additional information for a description of the compensation payable to the Placement Agent.

Delivery of the common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about July 28, 2025.
The date of this prospectus supplement is July 24, 2025

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. For a more detailed understanding of our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”
This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-268269) that we filed with the SEC on November 9, 2022, and was declared effective by the SEC on November 17, 2022. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings.
Neither we nor the Placement Agent have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Placement Agent take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. Neither we nor the Placement Agent are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Omeros,” “we,” “us” and “our” refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are subject to the “safe harbor” created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to them. All statements other than statements of historical fact are forward- looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of these statements include, but are not limited to, statements regarding:
•
our estimates of future operating expenses and projections regarding how long our existing cash, cash equivalents and short-term investments will fund our anticipated operating expenses, capital expenditures and debt service obligations;

•
our ability to raise additional capital through the capital markets or one or more future equity offerings, debt financings, industry collaborations, licensing arrangements, asset sales or other means;

•
our ability to comply with the terms of our secured credit facility and our expectations regarding the effect on our operations of compliance with the restrictive covenants and other obligations applicable under our secured credit facility;

•
our expectations regarding amounts potentially payable to us based on sales of our former commercial ophthalmology product OMIDRIA®;

•
our expectations regarding anticipated or potential paths to regulatory approval of narsoplimab by the U.S. Food and Drug Administration (“FDA”) and/or the European Medicines Agency (“EMA”), including whether FDA will meet the target date for action assigned to the biologics license application (“BLA”) for narsoplimab in hematopoietic stem cell transplant-associated thrombotic microangiopathy (“TA-TMA”), whether a decision on our marketing authorization application (“MAA”) for narsoplimab in TA-TMA will be issued within the expected timeframe and whether FDA, EMA or any other regulatory authority will ultimately grant approval for narsoplimab in TA-TMA or in any other indication;

•
our expectation that our contract manufacturer will manufacture narsoplimab when needed to support any regulatory inspection, if required by FDA in connection with or following its review of our BLA for narsoplimab in TA-TMA and, if approved, to support commercial sale of narsoplimab;

•
our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

•
our expectations regarding the clinical, therapeutic and competitive benefits and importance of our product candidates, including narsoplimab and zaltenibart;

•
our ability to design, initiate and/or successfully complete clinical trials and other studies for our product candidates and our plans and expectations regarding our ongoing or planned clinical trials;

•
our expectations regarding: our ability to recruit and enroll patients in any ongoing or planned clinical trial; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by FDA, the European Commission, or the EMA; and whether we can utilize the opportunities for expedited development and review that may be provided by fast-track or breakthrough therapy designations granted by FDA;

•
our expectations about the commercial competition that our product candidates, if commercialized, face or may face;

S-iii

•
our involvement in existing or potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

•
the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, and product candidates;

•
estimated costs that we expect to incur and cost savings that we expect to realize in connection with cost limitation measures;

•
our ability to consummate licensing, partnering or other transactions and the benefits, if any, we would receive from any such transactions;

•
the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results; and

•
our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources.

Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual results in subsequent periods may materially differ from current expectations. Except as required by law, we assume no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. It is not complete and may not contain all the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.
Company Overview
We are a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting immunologic diseases, including complement-mediated diseases and cancers related to dysfunction of the immune system, as well as addictive and compulsive disorders.
Complement-targeted Therapeutic Development Programs
We are advancing multiple development programs focused on diseases and disorders associated with the complement system, a group of specialized proteins that protect against invasive pathogens as well as damaged cells inside the body and comprise an important part of the body’s immune system. When triggered, the various components of complement cooperate to generate an immune response that fights infection and clears damaged or dead cells, maintaining healthy function of the body’s systems. However, dysregulation of the complement system (i.e., over- or under-activation) can be harmful and is associated with increased vulnerability to infections and non-infectious diseases, including autoimmune disorders, chronic inflammation, thrombotic microangiopathy, and cancer.
There are three distinct pathways of complement, each activated via one or more unique mechanisms:
•
Classical pathway: activated by antigen-antibody complexes

•
Lectin pathway: activated by lectin binding of carbohydrate patterns on the surfaces of damaged cells and microbes

•
Alternative pathway: constitutively active and amplifies classical and lectin pathway activation

Our complement-targeted therapeutic development programs are primarily focused on diseases and disorders associated with the lectin and/or alternative pathways of complement. Our lectin pathway program includes inhibitors of mannan-binding lectin-associated serine protease 2 (“MASP-2”) and our alternative pathway program includes inhibitors of mannan-binding lectin-associated serine protease 3 (“MASP-3”).
Narsoplimab (OMS721), the lead product candidate in our pipeline of complement-targeted therapeutics, is a proprietary, patented human monoclonal antibody inhibitor of MASP-2, the key activator of the lectin pathway. Clinical development of narsoplimab is currently focused primarily on TA-TMA. Our BLA seeking regulatory approval for narsoplimab in TA-TMA is currently under review with FDA. The MAA for narsoplimab in TA-TMA has been submitted to EMA, has passed validation, and the review procedure is underway.
We are also developing OMS1029, our long-acting antibody and an orally administered small molecule targeting MASP-2 and the lectin pathway.
The lead product candidate in our development program focused on the alternative pathway of complement is zaltenibart (OMS906), a proprietary, patented monoclonal antibody targeting MASP-3. MASP-3 is the key and most proximal activator of the alternative pathway of complement. We believe zaltenibart has the potential to treat a wide range of alternative pathway-related diseases and that its attributes favorably differentiate zaltenibart from other marketed and in-development alternative pathway inhibitors. Clinical development of zaltenibart is currently ongoing in multiple alternative pathway-related disorders, including paroxysmal nocturnal hemoglobinuria (“PNH”), a rare and life-threatening hemolytic blood disorder, and C3 glomerulopathy (“C3G”), a rare chronic kidney disease. Several series of small-molecule MASP-3 inhibitors intended for oral administration are also in development. We began initiating clinical trial sites in our Phase 3 program for zaltenibart in PNH during the first quarter of 2025; however, based on considerations of capital availability and the anticipated ramp up in spending on those trials, we determined temporarily to pause our Phase 3 clinical development program for zaltenibart in this indication to prioritize the use of our available capital to other programs. We are working with our vendors and investigators to ensure that these studies can be restarted after securing capital and allocating it to the program with as little disruption to the timeline as possible.
Other Development Programs
Our development pipeline also includes OMS527, our phosphodiesterase 7 (“PDE7”) inhibitor program focused on addiction and movement disorders. We also have a diverse group of preclinical programs, including an oncology platform directed to the development of novel therapeutics across a portfolio of signaling-driven immunomodulators, oncotoxins and an adoptive T-cell technology combined with an immunostimulator.
Our Product Candidates and Development Programs
Our clinical product candidates consist of the following:
Product Candidate/Program	Targeted Disease(s)	Development Status	Next Expected Milestone
Narsoplimab (MASP-2 / Lectin Pathway)	TA-TMA	BLA and MAA pending	Regulatory agency review of BLA and MAA
Narsoplimab (MASP-2 / Lectin Pathway)	Severe COVID-19, post-acute sequelae of SARS-CoV-2 infection (PASC, i.e., long COVID) and other causes of acute respiratory distress syndrome (ARDS)	Phase 2 trial in severe COVID-19 completed	Continue development of narsoplimab and diagnostic for lectin pathway hyperactivation for ARDS and related indications
OMS1029 (MASP-2 / Lectin Pathway)	Long-acting second-generation antibody targeting lectin pathway disorders	Phase 1 studies completed	Select indication for Phase 2 development
Zaltenibart (MASP-3 / Alternative Pathway)	Paroxysmal nocturnal hemoglobinuria (PNH)	Phase 3 programs initiated	Restart Phase 3 clinical trials
Zaltenibart (MASP-3 / Alternative Pathway)	C3G and other alternative pathway disorders	Phase 2 program ongoing	Complete Phase 2 study
OMS527 (PDE7)	Cocaine use disorder (CUD); other addictive and compulsive disorders; movement disorders	Phase 1b study in adult cocaine users awaiting initiation with already committed funding from National Institute on Drug Abuse (NIDA)	Complete NIDA-funded Phase 1b clinical trial in cocaine users

Our pipeline of preclinical development programs consists of the following:
Preclinical Program	Targeted Disease(s)	Development Status	Next Expected Milestone
MASP-2: small-molecule inhibitors	Lectin pathway disorders	Preclinical	Assess preclinical data on current drug development candidate
MASP-3: small-molecule inhibitors	Alternative pathway disorders	Preclinical	Identify drug development candidate for clinical trials
Adoptive T-Cell and Immunostimulator Combination Therapies	Wide range of cancers	Preclinical	Complete preclinical proof of concept studies and evaluate data
Oncotoxins and Immunomodulators	Wide range of cancers	Preclinical	Complete preclinical proof of concept studies and evaluate data
Recent Developments
Narsoplimab Biologics License Application Update
As previously disclosed, in March 2025, we resubmitted to FDA the BLA seeking regulatory approval for narsoplimab in TA-TMA. The resubmission was accepted for review by FDA as a class 2 resubmission and, pursuant to the Prescription Drug User Fee Act (“PDUFA”), was assigned an initial target action date for the FDA decision of September 25, 2025. Following the submission of information in response to an information request from FDA, FDA informed us that the PDUFA date will be extended to December 26, 2025. We are having discussions with FDA to determine whether this extension is necessary and, if so, whether FDA can accelerate its review. To date, all analyses requested by FDA as part of its review have been consistent with and have provided statistically significant support of narsoplimab’s benefit demonstrated in the analyses submitted as part of the BLA resubmission. In addition, FDA has stated that, assuming no major deficiencies are identified during its review, labeling discussions are planned to begin no later than October 2025.
We have also previously announced that we submitted an MAA for narsoplimab for the treatment of TA-TMA in the European Union. The EMA completed validation of the narsoplimab MAA, which confirms that the submission is accepted and starts the formal review process by EMA’s Committee for Human Medicinal Products. We expect an opinion on the MAA in mid-2026.
As with any BLA or MAA, there can be no guarantee that FDA or the EMA will complete their respective reviews within a given timeframe, or that our BLA or MAA will ultimately be approved.
PDE7 Inhibitor Program
As previously disclosed, in April 2023, we were awarded a grant from the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, to develop, at NIDA’s request, our lead orally administered phosphodiesterase 7 (“PDE7”) inhibitor compound for the treatment of cocaine use disorder. NIDA awarded the grant to us for a total of $6.24 million over three years, of which we have claimed and received $1.5 million of funding to date. The grant is intended to support preclinical cocaine interaction/toxicology studies to assess safety of the therapeutic candidate in the presence of concomitant cocaine administration, as well as an in-patient, placebo-controlled clinical study evaluating the safety and effectiveness of OMS527 in adult cocaine users who receive concurrent intravenous cocaine. The preclinical studies, designed by NIDA toxicologists, have been completed successfully and provide the drug-interaction safety data necessary to support the human study of OMS527 in cocaine use disorder. Prior to being able to initiate the clinical in-patient study in cocaine users, FDA has requested that we provide additional preclinical information. We are having discussions with FDA regarding this request and the scope of the additional information to be submitted.

Capital Matters
As of July 18, 2025, there were 61,760,935 shares of our common stock outstanding and we held cash and cash equivalents of approximately $26.0 million.
Partnership Discussions
We are in discussions regarding potential asset acquisition and/or licensing agreements in connection with certain of our clinical assets. The most advanced of these discussions relates to an agreement with a potential multi-billion total transaction value exclusive of royalties. Upon closing this transaction, we would expect to receive an upfront payment that would (1) provide for the repayment in full of the $67.1 million term loan outstanding under our secured credit facility, as well as related prepayment premiums, (2) allow for repayment at or prior to maturity of approximately $17.1 million aggregate principal amount of our 5.25% convertible senior notes maturing February 15, 2026 (the “2026 Notes”) and (3) provide sufficient additional capital for more than 12 months of post-closing operations. We would expect this transaction also would include near- and longer-term milestones that could provide substantial additional capital and, if regulatory approval is obtained, sales-based milestones and royalties with respect to commercial sales. We can provide no assurance that any transaction will be consummated on favorable terms or at all.
Company Information
We were incorporated in 1994 as a Washington corporation. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000. Our website address is www.omeros.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
Omeros Corporation
Common stock offered by us
5,365,853 shares
Common stock to be outstanding immediately after this offering
67,126,788 shares
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $20.3 million. We intend to use the net proceeds from this offering for general corporate purposes, including for the clinical and pre-clinical development of current and future product candidates, and for working capital.
See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
The Nasdaq Global Market listing
Our common stock is listed on The Nasdaq Global Market under the symbol “OMER.”
Outstanding Shares
The number of shares of our common stock to be outstanding immediately after this offering, should it be completed in full using the assumptions stated above, is based on 61,760,935 shares outstanding as of July 18, 2025, including an aggregate of 1,606,837 shares issued in connection with the Company’s note conversion agreements (the “Equitization Transaction”) with two holders of the 2026 Notes.
The number of shares of our common stock to be outstanding immediately after this offering, should it be completed in full using the assumptions above, excludes as of July 18, 2025:
•
19,603,965 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.30 per share; and

•
3,942,127 shares of common stock available for future grants under our 2017 Omnibus Incentive Compensation Plan.

In addition, the number of shares to be outstanding immediately after this offering does not include additional shares of common stock issuable in connection with the Equitization Transaction or upon conversion of the 2026 Notes or the Company’s convertible senior notes maturing on June 15, 2029 (the “2029 Notes”), to the extent we settle conversions of such notes in shares of common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to Our Common Stock and This Offering
Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.
During the 12-month period ended June 30, 2025, the trading price of our common stock ranged from as high as $13.60 per share to as low as $2.61 per share. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock. After giving effect to the sale of shares of our common stock at the offering price of $4.10 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us, and based on our net tangible book deficit as of March 31, 2025, if you purchase securities in this offering you will suffer substantial and immediate dilution of $7.15 per share in the net tangible book value of the common stock. The future exercise of outstanding options and further issuances of common stock under our “at the market” equity offering program, in connection with the Equitization Transaction, and upon conversion of the 2026 Notes and the 2029 Notes, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the further development of our product candidates and cause the price of our common stock to decline.
If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing shareholders would experience further dilution.
To the extent that we raise additional funds in the future by issuing equity securities, our shareholders would experience dilution, which may be significant and could cause the market price of our common stock to decline significantly. In addition, approximately 16.6 million shares of common stock were subject to outstanding options as of March 31, 2025 and may become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements. As of March 31, 2025, we also had approximately 6.9 million shares of common stock reserved for future issuance under our employee benefit plans that are not subject to outstanding options. In addition, further issuances of common stock under our “at the market” equity offering program, in connection with the Equitization Transaction, and upon conversion of the 2026 Notes and the 2029 Notes, would dilute the ownership interests of existing shareholders. If the holders of outstanding options elect to exercise some or all of them, or if the shares subject to our employee benefit plans are issued and become eligible for sale in the public market, or we issue common stock as described in the preceding sentence, our shareholders would experience dilution and the market price of our common stock could decline.
Anti-takeover provisions in our charter documents and under Washington law could make an acquisition of us, which may be beneficial to our shareholders, difficult and prevent attempts by our shareholders to replace or remove our current management.
Provisions in our articles of incorporation and bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on shareholder actions by less than unanimous written consent, restrictions on the ability of shareholders to fill board vacancies and the ability of our board of directors to issue preferred stock without shareholder approval. In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of shareholders owning 10% or more of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.
We have never declared or paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
Our business requires significant funding. We currently plan to invest all available funds and future earnings, if any, in the development and growth of our business. Furthermore, we are prohibited from making cash dividend payments under the terms of our secured credit facility. Therefore, we have no intention of paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be the sole source of potential gain for shareholders in the foreseeable future, and an investment in our common stock for dividend income should not be relied upon.
Our ability to use our net operating loss carryforwards and certain other tax attributes to offset taxable income or taxes may be limited.
We have incurred substantial losses during our history and we may never become or remain profitable. As of June 30, 2025, we had U.S. federal net operating loss (“NOL”) carryforwards of approximately $331.7 million and state NOL carryforwards of approximately $233.2 million. Under the Internal Revenue Code of 1986, as amended (the “Code”), our U.S. federal NOL carryforwards will not expire and may be carried forward indefinitely but the deductibility of such NOL carryforwards is limited to no more than 80% of current year taxable income (with certain adjustments). In addition, under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. We completed a Section 382 study through December 31, 2024, which showed no limitation on the use of our NOLs or tax credits. However, there may be ownership changes since the completion of that study, including in connection with this offering or as a result of subsequent changes in our stock ownership, some of which may be outside of our control. As a result, if we undergo an ownership change, and our ability to use our pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset our post-change income or taxes is limited, it would harm our future results of operations by effectively increasing our future tax obligations. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. In addition, at the state level, there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase our state taxes owed. As a result, even if we attain profitability, we may be unable to use all or a material portion of our NOL carryforwards and other tax attributes, which could adversely affect our future cash flows.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $20.3 million after deducting the Placement Agent fees and estimated offering expenses payable by us.
We intend to use the net proceeds of the offering for general corporate purposes, including for the clinical and pre-clinical development of current and future product candidates, and for working capital.
The expected use of net proceeds in this offering is based on our current intentions based on our current plans and business condition. The amounts we actually expend in these areas may vary significantly from our current intentions and will depend on a number of factors, including success of our product candidate development and any potential commercialization efforts, cash generated from future operations, if any, and actual expenses to operate our business. As of the date of this prospectus supplement, we cannot specify with certainty all the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.
Pending application of the remaining net proceeds of this offering as described above, we intend to invest the remaining net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION
If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book deficit as of March 31, 2025 was approximately $(213.6) million, or $(3.68) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering.
After giving effect to the sale of 5,365,853 shares of our common stock at the offering price of $4.10 per share, and after deducting the Placement Agent fees and estimated offering expenses payable by us, our adjusted net tangible book deficit as of March 31, 2025 would have been approximately $(193.2) million, or $(3.05) per share. This represents an immediate increase in the net tangible book value of $0.63 per share to existing shareholders and immediate dilution in net tangible book value of $7.15 per share to investors purchasing our common stock in this offering.
The following table illustrates this dilution on a per share basis:
Offering price per share		$4.10
Net tangible book deficit per share as of March 31, 2025	$(3.68)
Increase in net tangible book value per share attributable in this offering	$0.63
As adjusted net tangible book deficit per share on March 31, 2025, after this offering	$(3.05)
Dilution per share to new investors purchasing our common stock in this offering		$7.15
The number of shares of our common stock to be outstanding immediately after this offering, as reported above, is based on 58,063,901 shares outstanding as of March 31, 2025, and excludes as of that date:
•
16,642,331 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.17 per share; and

•
6,911,027 shares of common stock available for future grants under our 2017 Omnibus Incentive Compensation Plan.

In addition, the number of shares to be outstanding immediately after this offering does not include (i) 2,082,931 shares of common stock issued pursuant to our at the market equity offering facility since March 31, 2025, (ii) 7,266 shares of common stock issued upon the exercise of outstanding stock options since March 31, 2025, (iii) 1,606,837 shares of common stock issued to date or additional shares that are issuable in connection with the Equitization Transaction, or (iv) shares that are issuable upon conversion of the 2026 Notes or the 2029 Notes, to the extent we settle conversions of such notes in shares of common stock.
To the extent that other shares have been or may be issued, investors purchasing our common stock in this offering may experience further dilution. We also may choose to raise additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 5,365,853 shares of common stock at a price of $4.10 per share. We have entered into a securities purchase agreement, dated as of July 24, 2025, with the investor relating to the sale of our common stock. We currently anticipate that the closing date will be July 28, 2025.
D. Boral Capital LLC has agreed to act as our placement agent in connection with this offering pursuant to a placement agent agreement dated July 24, 2025 (the “Placement Agreement”). The Placement Agent is not purchasing or selling securities offered by this prospectus supplement, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues from product sales and/or partnering.
We have agreed to pay the Placement Agent a cash transaction fee equal to 6% of the gross proceeds to us from the sale of the common stock in this offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of its counsel, in an amount not to exceed $125,000.
	Per Share	Total
Purchase price	$4.10	$21,999,997
Placement agent’s fees	$0.246	$1,320,000
Proceeds to Omeros Corp. before expenses	$3.854	$20,679,997
We estimate that the expenses of this offering payable by us, excluding the Placement Agent fees, will be approximately $350,000.
We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Placement Agreement, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
The transfer agent and registrar for our common stock is Computershare, Inc. Our common stock is listed on Nasdaq under the symbol “OMER.”

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon by Holland & Knight LLP, Seattle, Washington. Covington & Burling LLP, Washington, DC, is acting as our special counsel with respect to certain matters. The Placement Agent is being represented by Allen Overy Shearman Sterling LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.omeros.com under the “Investors & News — Financial Information — SEC Filings” caption to the SEC’s EDGAR Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the common stock in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website www.omeros.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1, filed with the SEC on April 30, 2025;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on January 16, 2025, February 20, 2025, May 6, 2025, May 15, 2025, as amended on May 16, 2025, and July 2, 2025 (excluding in all cases all information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01).

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.
This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the Placement Agent have not authorized anyone else to provide you with different information. Neither we nor the Placement Agent take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.
We will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.

PROSPECTUS
$300,000,000
By this prospectus, Omeros Corporation may from time to time offer and sell:
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Units

From time to time, we may offer and sell up to $300,000,000 of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on The Nasdaq Global Market under the symbol “OMER.” On November 17, 2022, the closing price of our common stock was $2.81 per share.

Investing in our securities involves significant risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 3 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 17, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings, up to a total amount of $300,000,000.
This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the “Exchange Act”).
We have not authorized anyone else to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, any prospectus supplement and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Omeros,” “we,” “us,” and “our” refer to Omeros Corporation, a Washington corporation, and its subsidiaries on a consolidated basis.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on currently available information. All statements other than statements of historical fact are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would,” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of us and our management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to, statements regarding:
•
our estimates regarding how long our existing cash, cash equivalents, short-term investments and revenues will fund our anticipated operating expenses, capital expenditures and debt service obligations;

•
our expectations related to future milestone and royalty payments potentially payable to us under the terms of the asset purchase agreement under which we divested our former commercial ophthalmology product OMIDRIA® (phenylephrine and ketorolac intraocular solution);

•
our expectations regarding clinical plans and anticipated or potential paths to regulatory approval of narsoplimab by the U.S. Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMA”) in hematopoietic stem cell transplant-associated thrombotic microangiopathy (“HSCT-TMA”), immunoglobulin A (“IgA”) nephropathy, COVID-19 and atypical hemolytic uremic syndrome (“aHUS”);

•
our expectations regarding the clinical, therapeutic and competitive benefits and importance of our drug candidates, our ability to design, initiate and/or successfully complete clinical trials and other studies for our drug candidates, and our plans and expectations regarding our ongoing or planned clinical trials, including for MASP-2 inhibitors narsoplimab and OMS1029, and our leading MASP-3 inhibitor OMS906, and for our other investigational candidates, including OMS527;

•
whether and when a marketing authorization application (“MAA”) may be filed with the EMA for narsoplimab in any indication, and whether the EMA, the FDA, or regulatory agencies in any other jurisdiction will grant approval for narsoplimab in any indication;

•
our plans for the commercial launch of narsoplimab following any regulatory approval and our estimates and expectations regarding coverage and reimbursement for any approved products;

•
our plans and expectations regarding development of narsoplimab for the treatment of critically ill COVID-19 patients, including statements regarding the therapeutic potential of narsoplimab for the treatment of COVID-19, discussions with government agencies regarding narsoplimab for the treatment of COVID-19 and expectations for the treatment of COVID-19 patients in additional clinical trials;

•
with respect to our ongoing or planned clinical development programs, our expectations regarding: whether enrollment in any ongoing or planned clinical trial will proceed as expected; whether we can capitalize on the financial and regulatory incentives provided by orphan drug designations granted by FDA, the European Commission, or the EMA; and whether we can capitalize on the regulatory incentives provided by fast-track or breakthrough therapy designations granted by FDA;

•
our expectation that we will rely on contract manufacturers to manufacture narsoplimab, if approved, for commercial sale and to manufacture our other drug candidates, including OMS906 and OMS1029, for purposes of clinical supply and in anticipation of potential commercialization;

•
our ability to raise additional capital through the capital markets or through one or more corporate partnerships, equity offerings, debt financings, collaborations, licensing arrangements or asset sales;

•
our expectations about the commercial competition that our drug candidates, if commercialized, face or may face;

•
the expected course and costs of existing claims, legal proceedings and administrative actions, our involvement in potential claims, legal proceedings and administrative actions, and the merits, potential outcomes and effects of both existing and potential claims, legal proceedings and administrative actions, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

•
the extent of protection that our patents provide and that our pending patent applications will provide, if patents are issued from such applications, for our technologies, programs, and drug candidates;

•
the factors on which we base our estimates for accounting purposes and our expectations regarding the effect of changes in accounting guidance or standards on our operating results;

•
our expected financial position, performance, revenues, growth, costs and expenses, magnitude of net losses and the availability of resources, including the impact of rising interest rates and inflation in the global economy; and

•
our ability to recruit and retain key personnel.

Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in our filings with the SEC. Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we assume no obligation to update or revise any forward-looking statements contained in this prospectus, the accompanying prospectus supplement or any information incorporated by reference herein or therein, whether as a result of any new information, future events or otherwise.

ABOUT OMEROS
We are an innovative biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market and orphan indications targeting immunologic diseases, including complement-mediated diseases and cancers related to dysfunction of the immune system, as well as addictive and compulsive disorders.
Our drug candidate narsoplimab is the subject of a biologics license application (“BLA”) pending before the U.S. Food and Drug Administration (“FDA”) for the treatment of HSCT-TMA. On October 18, 2021, we announced the receipt of a Complete Response Letter (“CRL”) from FDA regarding the BLA. In the CRL, FDA expressed difficulty in estimating the treatment effect of narsoplimab in HSCT-TMA and asserted that additional information would be needed to support regulatory approval. Following additional interactions with FDA regarding the BLA, in June 2022, we submitted a Formal Dispute Resolution Request appealing the issuance of the CRL to a higher level within FDA, in this case the Office of New Drugs (“OND”), and requesting that OND direct the review division to accept resubmission of the BLA and to commence labeling discussions with Omeros immediately thereafter. In November 2022, we received OND’s decision denying our appeal. Although our request for immediate resubmission and commencement of labeling discussions was denied, the decision proposes a path forward to the resubmission of the BLA based on survival data from the completed pivotal trial versus a historical control group, with or without an independent literature analysis. We are currently evaluating the decision and potential next steps in the regulatory process.
We also have multiple late clinical-stage development programs in progress with narsoplimab, which are focused on complement-mediated disorders, including IgA nephropathy, aHUS and COVID-19. We have successfully completed a Phase 1 study of OMS906, our lead MASP-3 inhibitor targeting the alternative pathway of complement. We are initiating a Phase 1b clinical trial evaluating OMS906 in patients with paroxysmal nocturnal hemoglobinuria (“PNH”) who have had an unsatisfactory response to the C5 inhibitor ravulizumab. We are working to expand our program of OMS906 clinical trials to include treatment-naïve PNH patients and complement 3 glomerulopathy patients, as well as one or more related indications. Dosing in a Phase 1 clinical trial of OMS1029, our long-acting, next-generation MASP-2 inhibitor began in August 2022 and continues on track. We have successfully completed a Phase 1 study in our phosphodiesterase 7 inhibitor program focused on addiction. We also have a diverse group of preclinical programs, including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis that we discovered. Inhibitors of GPR174 are part of our proprietary G protein-coupled receptor (“GPCR”) platform through which we control 54 GPCR drug targets and their corresponding compounds. Also as part of our immuno-oncology platform, we are developing other novel anti-cancer therapeutics as well as adoptive T cell/CAR-T therapies.
We previously developed and commercialized OMIDRIA (phenylephrine and ketorolac intraocular solution) 1%/0.3%, which is approved by FDA for use during cataract surgery or intraocular lens replacement to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative ocular pain. We marketed OMIDRIA in the United States from the time of its commercial launch in 2015 until December 2021, when we completed the sale of OMIDRIA and certain related assets and liabilities to Rayner Surgical Inc. (“Rayner”) pursuant to an Asset Purchase Agreement dated December 1, 2021 (the “Asset Purchase Agreement”). We are entitled to certain milestone payments and royalties from Rayner under the terms of the Asset Purchase Agreement. On September 30, 2022, we sold to DRI Healthcare Acquisitions LP an interest in a portion of our future OMIDRIA royalty receipts and received $125.0 million in cash consideration.
We were incorporated in the State of Washington in 1994. Our principal executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119, and our telephone number is (206) 676-5000.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act can also be accessed free of charge on our website at www.omeros.com under “Investors & News — Financial Information — SEC Filings.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC’s website at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website, www.omeros.com. We have not incorporated by reference into this prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have previously filed with the SEC (File No. 001-34475) are incorporated by reference herein:
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022, August 9, 2022 and November 9, 2022, respectively;

•
our Current Reports on Form 8-K filed with the SEC on June 24, 2022 and October 6, 2022; and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
This prospectus, as supplemented, may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates.

You should direct written requests to: Omeros Corporation, Attn: Legal Department, 201 Elliott Avenue West, Seattle, Washington 98119, or you may call us at (206) 676-5000.
RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes, including expenses related to funding research and development expenses for our narsoplimab programs and clinical trials, pre-clinical studies, manufacturing and other costs associated with advancing our drug candidates toward MAA, BLA and New Drug Application submissions. We may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of such proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), Amended and Restated Bylaws (the “Bylaws”), and applicable provisions of the Washington Business Corporation Act (the “WBCA”). Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.
Authorized and Outstanding Shares
Our authorized capital stock consists of (i) 150.0 million shares of common stock, par value $0.01 per share, and (ii) 20.0 million shares of preferred stock, par value $0.01 per share. As of September 30, 2022, 62,730,015 shares of common stock were outstanding and no shares of preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable.
Dividend Rights
Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.
Voting Rights and Cumulative Voting
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the shareholders. Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.
Preemptive Rights; Redemption or Sinking Fund
Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
Liquidation Rights
If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.
Listing; Transfer Agent and Registrar
Our common stock is listed on The Nasdaq Global Market under the symbol “OMER.” The transfer agent and registrar for our common stock is Computershare Inc. Its address is P.O. Box 505000, Louisville, Kentucky 40233-5000 and its telephone number is (866) 282-4938.
Warrants
As of September 30, 2022, we had outstanding warrants to purchase an aggregate of 200,000 shares of our common stock. The warrants have a weighted average exercise price of approximately $23.00 per share and will expire in the second quarter of 2023.
Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws
Certain provisions of Washington law, our Articles of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Washington Anti-Takeover Statute
Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. “Significant business transactions” include, among other transactions:
•
mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•
termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares;

•
allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•
liquidating or dissolving the target corporation.

After the five-year period, “significant business transactions” are permitted, as long as they comply with the “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
Amendment of Bylaws
Our Articles of Incorporation and Bylaws provide that shareholders can amend or repeal our bylaws only upon the affirmative vote of the holders of our voting stock.
Undesignated Preferred Stock
Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.
Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting
Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. As a result, a holder controlling a majority of our capital stock who is unable to obtain unanimous written consent from all of our shareholders would not be able to amend our Bylaws or remove directors without holding a shareholders meeting.
In addition, our Articles of Incorporation provide that, unless otherwise required by law, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A shareholder may not call a special meeting, which may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Shareholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The Bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.
Board Vacancies Filled Only by Directors Then in Office
Only our board of directors may determine the number of directors on our board and fix such number by resolution from time to time. Our Articles of Incorporation provide that vacancies and newly created seats on our board of directors may only be filled by the majority vote of the remaining members of our board of directors. The inability of our shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions may promote a continuity of existing management.
Directors May be Removed Only for Cause
Our directors may be removed only for cause by the affirmative vote of the holders of our voting stock at a meeting of shareholders called for such purpose.
Board Classification
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our shareholders. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors.
No Cumulative Voting
Our Articles of Incorporation provide that shareholders are not entitled to cumulate votes in the election of directors.

DESCRIPTION OF PREFERRED STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.01 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws and applicable provisions of the WBCA. Therefore, you should carefully consider the actual provisions of our Articles of Incorporation and Bylaws as well as relevant portions of the WBCA.
General
Under the terms of our Articles of Incorporation, our board of directors is authorized, from time to time and without further shareholder action, to issue of up to 20,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions applicable to the preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding and our board of directors has made no provision for the issuance of any series of preferred stock.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by Articles of Amendment to the Articles of Incorporation relating to that series and will be described in the applicable prospectus supplement. Our board of directors has the discretion to fix the number of shares of any such series and the designation thereof, and to fix and amend the powers, preferences and rights, and the limitations or restrictions granted to or imposed upon any wholly unissued series of preferred stock, including the voting rights, dividend rights, dividend rate, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any such series. Our board of directors has authority to decrease the number of shares of any series of preferred stock that is outstanding, but not below the number of shares of any such series then outstanding. In addition, any such reduction is subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Articles of Incorporation or the board resolution originally fixing the number of shares of such series.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights, preferences and privileges attached to that series of preferred stock. The effects of issuing preferred stock could include one or more of the following:
•
restricting dividends on the common stock;

•
diluting the voting power of the common stock;

•
impairing the liquidation rights of the common stock; or

•
delaying or preventing changes in control or management.

The applicable prospectus supplement will specify the terms of the series of preferred stock being offered, including the following:
•
the number of shares of preferred stock being offered;

•
the designation of the series of preferred stock;

•
the per share purchase price of the preferred stock;

•
the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

•
the date or dates on which dividends will accrue and the dividend payment dates;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

•
the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•
any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of preferred stock for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•
the voting rights of the preferred stock;

•
any exchange on which the preferred stock will be listed;

•
any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•
the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.
Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up, rank (i) senior to our common stock and to any series of preferred stock which specifically provides that it will rank junior to the preferred stock being offered, (ii) junior to any series of preferred stock which specifically provides that it will rank senior to the preferred stock being offered and (iii) on parity with any other series of preferred stock.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock.
Dividend Rights
Holders of preferred stock will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.
Transfer Agent and Registrar
We will appoint a transfer agent and registrar for the preferred stock that will be set forth in the applicable prospectus supplement.
Certain Anti-Takeover Matters
Refer to “Description of Common Stock — Anti-Takeover Effects of Washington Law and our Articles of Incorporation and Bylaws” for a discussion of provisions of the WBCA and our Articles of Incorporation and Bylaws that may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued by way of supplements to the Indenture, dated as of August 14, 2020, between us and Computershare Trust Company, National Association, as successor trustee, which is included as an exhibit to the registration statement of which this prospectus forms a part (the “Senior Indenture”). Subordinated debt securities will be issued under a subordinated indenture between us and a trustee to be specified in an accompanying prospectus supplement. Together, the Senior Indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “Omeros Corporation,” “we,” “us” or “our” refer only to Omeros Corporation and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
•
the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•
the offering price;

•
the person who shall be entitled to receive interest, if other than the record holder on the record date;

•
the maturity date or dates;

•
the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•
the place or places where payments of principal and interest may be made;

•
any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•
if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

•
if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•
the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•
any conversion or exchange provisions;

•
whether the debt securities will be issuable in the form of a global security;

•
any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•
any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•
any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•
any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•
any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•
any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Under the Senior Indenture, we appointed the trustee as the initial security registrar. Under any subordinated debt indenture, we will initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Conversion or Exchange
If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•
be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•
an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•
any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•
entitled to have the debt securities registered in their names;

•
entitled to physical delivery of certificated debt securities; or

•
considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•
10 business days prior to the date the money would be turned over to the applicable state; or

•
at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:
•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•
the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions specified in the indenture are met.

Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

(2)
we fail to pay principal of or any premium on any debt security of that series when due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25%, with respect to senior debt securities, and a majority, with respect to subordinated debt securities, in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.
We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
providing for our successor to assume the covenants under the indenture;

•
adding covenants or events of default;

•
making certain changes to facilitate the issuance of the securities;

•
securing the securities, including provisions relating to the release or substitution of collateral;

•
providing for guaranties of, or additional obligors on, the securities;

•
providing for a successor trustee or additional trustees;

•
curing any ambiguities or inconsistencies;

•
permitting or facilitating the defeasance and discharge of the securities; and

•
other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
change the place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•
adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•
change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
•
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•
any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Shareholders
No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the Trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.
Subordinated Debt Securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
•
a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:
•
in case of a payment default, when the default is cured or waived or ceases to exist; and

•
in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.
Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
•
our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•
all of our obligations for borrowed money;

•
all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•
our obligations:

•
as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•
as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•
all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•
all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•
renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:
•
any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF DEPOSITARY SHARES
We may elect to offer fractional interests in shares of preferred stock, in which case we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.
General
Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.
Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
•
the initial deposit of the preferred stock;

•
the initial issuance of the depositary shares;

•
any redemption of the preferred stock; and

•
all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
•
refuse to transfer depositary shares;

•
withhold dividends and distributions; and

•
sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:
•
written advice of counsel or accountants;

•
information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•
documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

•
United States federal income tax consequences applicable to the warrants;

•
provision for changes to or adjustments in the exercise price;

•
the terms of any anti-dilution or other adjustment provisions;

•
the terms of any mandatory or optional call provisions;

•
if applicable, the date on and after which the warrants and the common stock, preferred stock or debt securities underlying the warrants will be separately transferable;

•
information with respect to book entry procedures;

•
the identity of the warrant agent; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
•
vote, consent or receive dividends;

•
receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•
exercise any rights as shareholders of Omeros Corporation.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:
•
the price, if any, for the subscription rights;

•
the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•
the number of subscription rights to be offered to each shareholder;

•
the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the dates on which the right to exercise the subscription rights shall commence and expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units;

•
a discussion of material federal income tax considerations, if applicable; and

•
whether the units if issued as a separate security will be issued in fully registered or global form.

The preceding summary of the terms of the units does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the units being offered, as well as any applicable unit agreement and the terms of the applicable classes of securities comprising the unit. Therefore, you should carefully consider the actual provisions of the unit, any unit agreement and the applicable securities.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
prices related to the prevailing market price; or

•
negotiated prices.

Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:
•
the terms of the offering;

•
the names of any underwriters, dealers or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•
any delayed delivery arrangements; and

•
estimated offering expenses.

We may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any option to purchase additional securities will be set forth in the prospectus supplement for those securities.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.
We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, all preferred stock, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on The Nasdaq Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS
The legality of any offered securities will be passed upon for us by Covington & Burling LLP, Washington, D.C., and Keller Rohrback L.L.P., Seattle, Washington. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Omeros Corporation appearing in Omeros Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Omeros Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5,365,853 Shares
Common Stock

PROSPECTUS SUPPLEMENT

July 24, 2025